UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 7, 2005

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Wet Seal, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Michael Gold on July 7, 2005 to compensate him for his part in the sales turnaround of the Company and to provide incentives for his future assistance in achieving the Company’s return to profitability. Mr. Gold has been acting as a consultant to the Company and has been instrumental in both the design and execution of the Company’s new merchandise strategy. Mr. Gold will continue in the role until January 31, 2007.

Mr. Gold will be paid $2.8 million for the fiscal year ending January 28, 2006 and $1.2 million for the fiscal year ending February 3, 2007.

In addition, Mr. Gold will be awarded 2.0 million shares of restricted stock to vest on January 28, 2006 and two tranches of performance shares of 1,750,000 each (the “Shares”). Tranche 1 of the Shares is to vest as follows: 350,000 shares will vest if, at any time after January 1, 2006 and before January 1, 2008, the trailing 20-day weighted average price (the “20-Day Average”) equals or exceeds $3.50 per share; an additional 350,000 shares will vest (until tranche 1 is 100% vested) each time the 20-Day Average price of the Company’s Class A common stock during the vesting period equals or exceeds $4.00, $4.50, $5.00 and $5.50 per share, respectively. Tranche 2 of the Shares is to vest as follows: 350,000 shares will vest if, at any time after January 1, 2007 and before January 1, 2008, the 20-Day Average equals or exceeds $6.00 per share; an additional 350,000 shares will vest (until tranche 2 is 100% vested) each time the 20-Day Average price of the Company’s Class A common stock during the vesting period equals or exceeds $6.50, $7.00, $7.50 and $8.00 per share, respectively. In addition, the tranche 2 Shares to be otherwise earned in calendar year 2007 can vest earlier if sales per square foot of the Company’s Wet Seal division average $350 per square foot for any trailing 12 month period and an agreed merchandise margin is maintained.

The Company has not completed its determination of the full amount and timing of the charges it expects to take related to the Agreement. However, the Company believes it will take significant charges for its second quarter ending July 30, 2005 and most likely for all future quarters through January 31, 2007. Except for total cash payments of $4.0 million, all other charges will be non-cash.

The Company has agreed to file a registration statement on form S-8 covering the Shares to be issued to Mr. Gold and, if that form of registration is not available, to file one or more registration statements to enable the resale of the Shares when they are vested.

A copy of the Agreement and the Award Agreement governing the issuance of the Shares and the press release announcing the agreement with Mr. Gold are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Agreement entered into between the Company and Mr. Gold.

10.2	Award Agreement entered into between the Company and Mr. Gold.

99.1	Press release, dated July 12, 2005, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: July 12, 2005	By:	/S/ DOUGLAS FELDERMAN
	Name:	Douglas Felderman
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Agreement entered into between the Company and Mr. Gold.

10.2	Award Agreement entered into between the Company and Mr. Gold.

99.1	Press release, dated July 12, 2005, issued by the Company.